                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 25, 2002

                                 SUPERVALU INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       1-5418                   41-0617000
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


               11840 Valley View Road
               Eden Prairie, Minnesota                               55344
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        (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (952) 828-4000
                                                           --------------


          (Former name or former address, if changed since last report)

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Item 5.  Other Events and Regulation FD Disclosure.
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On June 25, 2002, the Registrant announced a charge to earnings resulting from intentional inventory misstatements by a former employee that resulted in an understatement of cost of goods sold. The charge is estimated to be in the range of $19 to $21 million after tax. The situation spanned at least four years and is confined to the Registrant's pharmacy division covering 120 pharmacy departments. Sales have been properly reported for all periods. The Registrant is currently conducting a thorough review of the situation with the help of its auditors, the Board's audit committee, and an independent accounting firm.

The Registrant is in the process of determining whether the total charge to adjust earnings will be taken in the first quarter of fiscal 2003 or result in a restatement of prior years' consolidated financial statements. The charge, when measured against the substantial cash flow, inventory and earnings of the Registrant for the last four years, does not materially affect the financial condition or results of the Registrant as a whole.

Item 7.  Financial Statements and Exhibits
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None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 26, 2002

                                    SUPERVALU INC.


                                    By: /s/ Pamela K. Knous
                                        -----------------------
                                        Pamela K. Knous
                                        Executive Vice President,
                                          Chief Financial Officer
                                        (Authorized Officer of Registrant)



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